UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2023

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street Suite 250 Houston,Texas	77058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Loan and Security Agreement

Vertex Energy, Inc. (the “Company”, “we” and “us”) previously filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC” or the “Commission”) on April 7, 2022 (as amended by that Form 8-K/A (Amendment No. 1) filed with the SEC on April 26, 2022) disclosing that on April 1, 2022, Vertex Refining Alabama LLC, a Delaware limited liability company (“Vertex Refining”) which is indirectly wholly-owned by the Company; the Company, as a guarantor; substantially all of the Company’s direct and indirect subsidiaries, as guarantors; the lenders party thereto as lenders; and Cantor Fitzgerald Securities, in its capacity as administrative agent and collateral agent for the lenders (“Agent”), entered into a Loan and Security Agreement. The Company subsequently filed (i) a Current Report on Form 8-K with the SEC on May 27, 2022 disclosing that an amendment to the Loan and Security Agreement was entered into on May 26, 2022; and (ii) a Current Report on Form 8-K with the SEC on October 5, 2022 disclosing that an amendment to the Loan and Security Agreement was entered into on September 30, 2022.

On January 8, 2023, Vertex Refining; the Company, as a guarantor; substantially all of the Company’s direct and indirect subsidiaries, as guarantors, Vertex Renewables LLC and Vertex Renewables Alabama LLC, both wholly-owned indirect subsidiaries of the Company (collectively, the “New Subsidiary Guarantors”); the lenders thereto; and the Agent, entered into a third amendment (“Amendment No. Three”) to the Loan and Security Agreement (the Loan and Security Agreement, as amended from time to time, the “Loan and Security Agreement”).

Amendment No. Three waives and extends certain deadlines and time periods for the Company to provide certain financial information and take other action in connection with the Loan and Security Agreement.

In addition, each of the New Subsidiary Guarantors also entered into a Guarantor Joinder, agreeing to be bound by the terms of the Loan and Security Agreement, and to guaranty the amounts owed thereunder.

The foregoing descriptions of Amendment No. Three and the Guarantor Joinder do not purport to be complete and are qualified in their entirety by reference to the full text of such Amendment No. Three and Guarantor Joinder, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated into this Item 1.01 by reference in their entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Amendment Number Three to Loan and Security Agreement dated January 8, 2023, by and among Vertex Refining Alabama LLC, as borrower, Vertex Energy, Inc., as parent and as a guarantor, certain direct and indirect subsidiaries of Vertex Energy, Inc., as guarantors, the lenders party thereto, and Cantor Fitzgerald Securities, as administrative agent and collateral agent for the lenders
10.2*	Form of Guarantor Joinder relating to that certain Loan and Security Agreement dated April 1, 2022, as amended from time to time, by and among Vertex Refining Alabama LLC, as borrower, Vertex Energy, Inc., as parent and as a guarantor, certain direct and indirect subsidiaries of Vertex Energy, Inc., as guarantors, the lenders party thereto, and Cantor Fitzgerald Securities, as administrative agent and collateral agent for the lenders
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX ENERGY, INC.

Date: January 12, 2023	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer